Exhibit 99.1

Vicarious Surgical Announces Reduction in 2025 Cash Burn Outlook

Announces new committee appointments to Board of Directors

WALTHAM, Mass. – (BUSINESS WIRE) – December 3, 2025 – Vicarious Surgical Inc. (NYSE: RBOT, RBOT.WS) (the “Company”), a next-generation robotics technology company seeking to improve lives by transforming robotic surgery, today announced an update to full-year 2025 financial guidance.

Vicarious Surgical now expects full-year 2025 cash burn of approximately $45 million, representing a $5 million improvement from its previous guidance of $50 million. The improved guidance reflects disciplined cost management initiatives. The Company expects to provide full-year 2026 cash burn guidance before year end, reflecting additional steps in its ongoing operational reset.

“Our improved cash burn outlook reflects our continued focus on operational efficiency and disciplined cost management,” said Stephen From, Chief Executive Officer. “We are aligning the organization around a leaner cost structure that supports our clinical path and long-term strategy. We plan to provide 2026 cash burn guidance before the end of the year to give investors an early view into the next phase of our cost reset.”

In conjunction with these changes, the Company’s Board of Directors (the “Board”) has made the following committee appointments: Victoria Carr-Brendel has now been appointed as Chair of the Compensation Committee, Fuad Ahmad has been appointed to the Compensation Committee, and Joseph Doherty has been appointed to the Audit Committee. Ms. Carr-Brendel, Mr. Ahmad, and Mr. Doherty are all current members of the Board.

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next generation robotics company, developing a unique disruptive technology with the multiple goals of substantially increasing the efficiency of surgical procedures, improving patient outcomes, and reducing healthcare costs. The Company’s novel surgical approach uses proprietary human-like surgical robots to virtually transport surgeons inside the patient to perform minimally invasive surgery. The Company is led by an experienced team of technologists, medical device professionals and physicians, and has received backing from technology luminaries including Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Jerry Yang’s AME Cloud Ventures, Sun Hung Kai & Co. Ltd and Philip Liang’s E15 VC. The Company is headquartered in Waltham, Massachusetts. Learn more at www.vicarioussurgical.com. Visit us on LinkedIn here.

In accordance with guidance provided by the SEC regarding use by a company of its websites and social media channels as a means to disclose material information to investors and to comply with its disclosure obligations under Regulation FD, the Company hereby notifies investors, the media and other interested parties that it intends to continue to use its investor relations website (https://investor.vicarioussurgical.com/), its LinkedIn page (https://linkedin.com/company/vicarious-surgical/) and its X feed (@VicariousSurg) to publish important information about the Company, including information that may be deemed material to investors. The list of social media channels that the Company uses may be updated on its investor relations website from time to time. The Company encourages investors, the media, and other interested parties to review the information the Company posts on its website and social media channels as described above, in addition to information announced by the Company through its SEC filings, press releases and public conference calls and webcasts.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical facts contained herein, including without limitation the expected cash burn for fiscal year 2025, the potential timing of guidance for expected cash burn for fiscal year 2026, the status of cost-cutting measures, the potential to enhance patient outcomes, and development timelines, are forward-looking statements that reflect the current beliefs and expectations of management. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Vicarious Surgical’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the ability to maintain the listing of Vicarious Surgical’s Class A common stock on the New York Stock Exchange; the approval, commercialization and adoption of Vicarious Surgical’s initial product candidates and the success of its single-port surgical robot, called the Vicarious Surgical System, and any of its future product candidates and service offerings; changes in applicable laws or regulations; the ability of Vicarious Surgical to raise financing in the future; the success, cost and timing of Vicarious Surgical’s product and service development activities; the potential attributes and benefits of Vicarious Surgical’s product candidates and services; Vicarious Surgical’s ability to obtain and maintain regulatory approval for the Vicarious Surgical System, and any related restrictions and limitations of any approved product; the size and duration of human clinical trials for the Vicarious Surgical System; Vicarious Surgical’s ability to identify, in-license or acquire additional technology; Vicarious Surgical’s ability to maintain its existing license, manufacture, supply and distribution agreements; Vicarious Surgical’s ability to compete with other companies currently marketing or engaged in the development of products and services that Vicarious Surgical is currently marketing or developing; the size and growth potential of the markets for Vicarious Surgical’s product candidates and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Vicarious Surgical’s product candidates and services and reimbursement for medical procedures conducted using its product candidates and services; the company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; Vicarious Surgical’s financial performance; economic downturns, political and market conditions and their potential to adversely affect Vicarious Surgical’s business, financial condition and results of operations; Vicarious Surgical’s intellectual property rights and its ability to protect or enforce those rights, and the impact on its business, results and financial condition if it is unsuccessful in doing so; and other risks and uncertainties indicated from time to time in Vicarious Surgical’s filings with the SEC. Vicarious Surgical cautions that the foregoing list of factors is not exclusive. The company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Vicarious Surgical does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.